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                                                                    EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                            PPLUS TRUST SERIES LMG-4

                                DISTRIBUTION DATE
                                FEBRUARY 1, 2005
                             CUSIP NUMBER 73941X627
                             CUSIP NUMBER 73941X619


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Liberty Media Corporation 8.25% Senior Debentures due 2030 (the "Underlying Securities"):

                                    Interest:                 $1,443,750.00
                                    Principal:                         0.00
                                    Premium:                           0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                                    Paid by the Trust:                $0.00
                                    Paid by the Depositor:        $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                                    Class A:

                                    Interest:                    $39,083.33
                                    Principal:                        $0.00
                                    Unpaid Interest Accrued:          $0.00

                                    Class B:

                                    Interest:                     $9,041.67
                                    Principal:                        $0.00
                                    Unpaid Interest Accrued:          $0.00


(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                    Principal Amount:           $35,000,000
                                    Interest Rate:                     8.25%

                                    Rating:
                                       Moody's Investor Service            Baa3
                                       Standard & Poor's Rating Service    BBB-

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                    ($25 Stated Amount)
                                    Initial Balance:            $35,000,000
                                    Reduction:                           (0)
                                                                ------------
                                    Principal Balance 02/01/05: $35,000,000

                          ($25 Stated Notional Amount)
                                    Initial Balance:            $35,000,000
                                    Reduction:                           (0)
                                                                -----------
                                    Principal Balance 02/01/05: $35,000,000